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                                   EXHIBIT 2.1

            AGREEMENT AND PLAN OF REORGANIZATION DATED APRIL 12, 2007




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                      AGREEMENT AND PLAN OF REORGANIZATION

                           dated as of April 12, 2007

                                 by and between

                          SUMMIT FINANCIAL GROUP, INC.

                                       AND

                        GREATER ATLANTIC FINANCIAL CORP.



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                                TABLE OF CONTENTS
                                                                           PAGE

ARTICLE I  Certain Definitions..............................................1

         1.01     Certain Definitions.......................................1

ARTICLE II  The Merger......................................................7

         2.01     The Merger................................................7
         2.02     Effective Date and Effective Time.........................7

ARTICLE III  The Bank Merger................................................8

         3.01     The Bank Merger...........................................8
         3.02     Effective Date and Effective Time.........................8

ARTICLE IV  Consideration; Exchange Procedures..............................9

         4.01     Merger Consideration......................................9
         4.02     Rights as Stockholders; Stock Transfers..................10
         4.03     Fractional Shares........................................10
         4.04     Exchange Procedures......................................10
         4.05     Options..................................................12
         4.06     Warrants.................................................12
         4.07     Dissenters' Rights.......................................12

ARTICLE V  Actions Pending the Effective Time..............................13

         5.01     Forebearances of GAFC....................................13
         5.02     Forebearances of Summit..................................15

ARTICLE VI  Representations and Warranties.................................15

         6.01     Disclosure Schedules.....................................15
         6.02     Standard.................................................16
         6.03     Representations and Warranties of GAFC...................16
         6.04     Representations and Warranties of Summit.................25

ARTICLE VII  Covenants.....................................................33

         7.01     Reasonable Best Efforts..................................33
         7.02     Stockholder Approval.....................................33
         7.03     Registration Statement...................................33
         7.04     Press Releases...........................................34
         7.05     Access; Information......................................34
         7.06     Acquisition Proposals....................................35
         7.07     Affiliate Agreements.....................................35
         7.08     Takeover Laws............................................35
         7.09     Certain Policies.........................................35
         7.10     Regulatory Applications..................................36
         7.11     Indemnification..........................................36
         7.12     Benefit Plans............................................37
         7.13     Notification of Certain Matters..........................38
         7.14     Current Public Information...............................38
         7.15     Contractual Rights of Current Employees..................38
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         7.16     GAFC Trust Preferred Securities.............................38
         7.17     Transition..................................................38

ARTICLE VIII  Conditions to Consummation of the Merger........................39

         8.01     Conditions to Each Party's Obligation to Effect the Merger..39
         8.02     Conditions to Obligation of GAFC............................40
         8.03     Conditions to Obligation of Summit..........................40

ARTICLE IX  Termination.......................................................41

         9.01     Termination.................................................41
         9.02     Effect of Termination and Abandonment.......................42
         9.03     Fees and Expenses...........................................42

ARTICLE X  Miscellaneous......................................................43

         10.01    Survival....................................................43
         10.02    Waiver; Amendment...........................................43
         10.03    Counterparts................................................43
         10.04    Governing Law...............................................43
         10.05    Expenses....................................................43
         10.06    Notices.....................................................43
         10.07    Entire Understanding; No Third Party Beneficiaries..........44
         10.08    Interpretation; Effect......................................44



ANNEX A.          FORM OF SUPPLEMENT FOR MERGER SUB ACCESSION
                  TO MERGER AGREEMENT

EXHIBIT A.        FORM OF GAFC AFFILIATE LETTER

                                       ii
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                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 12,
2007 (this "Agreement"), by and between GREATER ATLANTIC FINANCIAL CORP. ("GAFC") and SUMMIT FINANCIAL GROUP, INC. ("Summit").

                                    RECITALS

                  A. GAFC. GAFC is a Delaware corporation, having its principal
                     ----
place of business in Reston, Virginia.

                  B. Summit. Summit is a West Virginia corporation, having its
                     ------
principal place of business in Charleston, West Virginia.

                  C. Intentions of the Parties. It is the intention of the
                     -------------------------
parties to this Agreement that the business combination contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended.

                  D. Board Action. The respective Boards of Directors of each of
                     ------------
Summit and GAFC have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

                  "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving GAFC or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, GAFC or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                  "ADJUSTED SHAREHOLDERS' EQUITY" has the meaning set forth in
Section 4.01(c).

                  "ADJUSTMENT DATE" has the meaning set forth in Section
4.01(c).

                  "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 10.02.

                  "AVERAGE CLOSING PRICE" has the meaning set forth in Section 4.01(a).

                  "BANK MERGER" has the meaning set forth in Section 3.01(a).
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                  "BANK MERGER EFFECTIVE DATE" has the meaning set forth in
Section 3.02.

                  "BENCHMARK EQUITY" has the meaning set forth in Section
4.01(c).

                  "CASH CONSIDERATION" has the meaning set forth in Section 4.01(a)

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                   "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in
Section 6.03(m).

                  "CONSULTANTS" has the meaning set forth in Section 6.03(m).

                  "CORE DEPOSITS" means all deposits (as defined in 12 U.S.C.
Section 1813(1)) of GAFC shown on the books and records of GAB, including but not limited to all interest posted thereon accrued but unpaid interest and both collected and uncollected funds (including overdrawn accounts), together with GAB's rights and responsibilities under any customer agreement evidencing or relating thereto, but excluding (i) deposit accounts associated with a public body, including but not limited to any municipal, county, state or federal government, and (ii) brokered deposits and (iii) wholesale deposits, but including corporate sweep accounts.

                  "COSTS" has the meaning set forth in Section 7.11(a).

                  "DIRECTORS" has the meaning set forth in Section 6.03(m).

                  "DISCLOSURE SCHEDULE" has the meaning set forth in Section
6.01.

                  "DISSENTERS' SHARES" has the meaning set forth in Section
4.07.

                  "DGCL" means the Delaware General Corporation Law, as amended.

                  "DOL" means the United States Department of Labor.

                  "EFFECTIVE DATE" has the meaning set forth in Section 2.02(a).

                  "EFFECTIVE TIME" means the effective time of the Merger, as provided for in Section 2.02(a).

                  "EMPLOYEES" has the meaning set forth in Section 6.03(m).

                  "ENVIRONMENTAL LAWS" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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                  "ERISA AFFILIATE" has the meaning set forth in Section
6.03(m)(i).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "EXCHANGE AGENT" has the meaning set forth in Sections
4.04(a).

                  "EXCHANGE FUND" has the meaning set forth in Section 4.04(a).

                  "EXCHANGE RATIO" has the meaning set forth in Section 4.01(a).

                   "GAB" means Greater Atlantic Bank, a federally-chartered savings bank.

                  "GAAP" Means generally accepted accounting principles in the United States.

                  "GAFC" has the meaning set forth in the preamble to this Agreement.

                  "GAFC AFFILIATE" has the meaning set forth in Section 7.07(a).

                  "GAFC BOARD" means the Board of Directors of GAFC.

                  "GAFC BY-LAWS" means the By-laws of GAFC, as amended.

                  "GAFC CERTIFICATE" means the Certificate of Incorporation of GAFC, as amended.

                  "GAFC COMMON STOCK" means the common stock, par value $0.01 per share, of GAFC.

                  "GAFC MEETING" has the meaning set forth in Section 7.02.

                  "GAFC STOCK OPTION" has the meaning set forth in Section 4.05.

                  "GAFC STOCK PLANS" has the meaning set forth in Section 4.05.

                  "GAFC TRUST PREFERRED SECURITIES" means preferred shares of stock issued by Greater Atlantic Financial Corporation Capital Trust I, a second tier business trust subsidiary of GAFC.

                  "GAFC WARRANT" has the meaning set forth in Section 4.06.

                  "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

                  "GUARANTEE" shall mean the Guarantee executed by GAFC in connection with the issuance of the GAFC Trust Preferred Securities.

                  "INDENTURE" shall mean the Trust Indenture executed by GAFC in connection with the issuance of the GAFC Trust Preferred Securities.

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                  "IRS" has the meaning set forth in Section 6.03(m).

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 7.11(a).

                  "INSURANCE AMOUNT" has the meaning set forth in Section
7.11(b).

                  "LIEN" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance,

                  "MATERIAL ADVERSE EFFECT" means, with respect to Summit or GAFC, any effect that (i) is material and adverse to the financial position, results of operations or business of Summit and its Subsidiaries taken as a whole or GAFC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Summit or GAFC to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, except to the extent such changes have a disproportionate impact on Summit or GAFC, as the case may be, relative to the overall effects on the banking industry, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, except to the extent changes have a disproportionate impact on Summit or GAFC, as the case may be, relative to the overall effect on the banking industry, (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (d) actions and omissions of Summit or GAFC taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, (e) changes in economic conditions affecting financial institutions generally, including, without limitation, changes in market interest rates or the projected future interest rate environment, except to the extent that such changes have a disproportionate impact on Summit or GAFC, as the case may be, relative to the overall effect on the banking industry or (f) direct effects of compliance with this Agreement on the financial condition and operating performance of the parties, including, without limitation, expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

                  "MERGER" has the meaning set forth in Section 2.01(b).

                  "MERGER CONSIDERATION" has the meaning set forth in Section 4.01(a).

                  "MERGER SUB" means a Delaware corporation, and/or one or more other corporations or limited liability companies to be organized under the corporate laws of the State of Delaware by Summit prior to the Effective Time.

                  "NASDAQ" means The NASDAQ Stock Market, Inc.'s Capital Market.

                  "NEW CERTIFICATE" has the meaning set forth in Section
4.04(a).

                  "OLD CERTIFICATE" has the meaning set forth in Section
4.04(a).

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                  "Pasadena Branch" means the branch banking office owned by
GAFC and located in Pasadena, Maryland.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PENSION PLAN" has the meaning set forth in Section 6.03(m).

                  "PERSON" means any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

                  "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its Disclosure Schedule or in Summit's or GAFC's SEC Documents.

                  "PROXY STATEMENT" has the meaning set forth in Section
7.03(a).

                  "REGISTRATION STATEMENT" has the meaning set forth in Section 7.03(a).

                  "REGULATORY AUTHORITIES" has the meaning set forth in Section 6.03(i).

                  "RIGHTS" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

                  "SEC" means the Securities and Exchange Commission.

                  "SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

                  "SECTION 9.03(A) FEE" has the meaning set forth in Section 9.03(a). "SECTION 9.03(B) FEE" has the meaning set forth in
                  Section 9.03(b).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SHAREHOLDERS' EQUITY" means the total shareholders equity presented on GAFC's balance sheet as of a given date as calculated according to GAAP.

                  "STOCK CONSIDERATION" has the meaning set forth in Section 4.01(a).

                  "STOCK OPTION CONSIDERATION" has the meaning set forth in
Section 4.05.

                  "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to them in Rule 1-02 Section 210.1-(2)(w) of Regulation S-X of the SEC.

                   "SURVIVING CORPORATION" has the meaning set forth in Section 2.01(b).

                  "SUMMIT" has the meaning set forth in the preamble to this Agreement.

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                  "SUMMIT BANK" means Summit Community Bank, a commercial bank chartered under the laws of the State of West Virginia.

                  "SUMMIT BOARD" means the Board of Directors of Summit.

                  "SUMMIT COMMON STOCK" means the common stock, par value $2.50 per share, of Summit.

                  "SUMMIT COMPENSATION AND BENEFIT PLANS" has the meaning set forth in Section 6.04(k)(i).

                  "SUMMIT CONSULTANTS" has the meaning set forth in Section 6.04(k)(i).

                  "SUMMIT DIRECTORS" has the meaning set forth in Section 6.04(k)(i).

                  "SUMMIT EMPLOYEES" has the meaning set forth in Section 6.04(k)(i).

                  "SUMMIT ERISA AFFILIATE" has the meaning set forth in Section 6.04(k)(iii).

                  "SUMMIT ERISA AFFILIATE PLAN" has the meaning set forth in
Section 6.04(k)(iii).

                  "SUMMIT PENSION PLAN" has the meaning set forth in Section 6.04(k)(ii).

                  "SUMMIT'S SEC DOCUMENTS" has the meaning set forth in Section 6.04(g).

                  "SUPERIOR PROPOSAL" has the meaning set forth in Section 9.01(f).

                  "TAKEOVER LAWS" has the meaning set forth in Section 6.03(o).

                  "TAX" and "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

                  "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

                  "TREASURY STOCK" shall mean shares of GAFC Common Stock held by GAFC or any of its Subsidiaries in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

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                                   ARTICLE II

                                   THE MERGER

                  2.01 THE MERGER. (a) Prior to the Effective Time, Summit shall take any and all action necessary (i) duly to organize the Merger Sub for the purpose of consummating the Merger; (ii) to cause Merger Sub to become a party to this Agreement, to be evidenced by the execution by the Merger Sub of a supplement to this Agreement in substantially the form of Annex A and delivery thereof to GAFC; and (iii) to cause Merger Sub to take all actions necessary or proper to comply with the obligations of Summit and such Merger Sub to consummate the transactions contemplated hereby.

                  (b) At the Effective Time, GAFC shall merge with and into Merger Sub (the "MERGER"), the separate corporate existence of GAFC shall cease and Merger Sub shall survive and continue to exist as a Delaware corporation (Merger Sub, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION"). Summit may at any time prior to the Effective Time change the method of effecting the combination with GAFC (including, without limitation, the provisions of this Article II other than sub-sections (i), (ii), (iii) and (iv) hereof) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) cause the approval of the stockholders of Summit to be required as a condition to the Merger, (ii) alter or change the amount or kind of Merger Consideration (as hereinafter defined), or the relative proportions of cash and Summit Common Stock included therein, (iii) adversely affect the tax treatment of GAFC's stockholders as a result of receiving the Merger Consideration or (iv) materially impede or delay consummation of the transactions contemplated by this Agreement; and provided further, that Summit shall provide GAFC prior written notice of such change and the reasons therefore. Immediately following the Merger, Surviving Corporation shall merge with and into Summit, the separate corporate existence of the Merger Sub shall cease and Summit shall survive and continue to exist as a West Virginia corporation.

                  (c) Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of a certificate of merger in accordance with Section 252 of the DGCL or such later date and time as may be set forth in such certificate of merger. The Merger shall have the effects prescribed in the DGCL.

                  (d) The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

                  2.02 EFFECTIVE DATE AND EFFECTIVE TIME. (a) Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the parties shall cause the effective date of the Merger (the "EFFECTIVE DATE") to occur on
(i) the fifth business day to occur after the last of the conditions set forth in Article VIII shall have been satisfied or waived in accordance with the terms of this Agreement, other than those conditions that by their nature are to be satisfied at the closing of the Merger (or, at the election of Summit, on the last business day of the month in which such fifth business day occurs), or (ii) such other date to which the parties may agree in

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writing. The time on the Effective Date when the Merger shall become effective is referred to as the "EFFECTIVE TIME."

                  (e) Notwithstanding any other provision in this Agreement to the contrary, if Summit shall exercise its right to delay the Effective Date pursuant to Section 2.02(a), and a record date for any dividend or other distribution in respect of the Summit Common Stock is taken during the period of such delay such that the GAFC stockholders will not be entitled to participate in such dividend, each stockholder of GAFC shall be entitled to receive, upon surrender of the Old Certificates and compliance with the other provisions of
Article IV, a payment equal to the amount and kind of dividend or other distribution that such holder would have received had such holder been a holder of record of the shares of Summit Common Stock issuable to such holder in the Merger on the record date for such dividend or other distribution.

                                   ARTICLE III

                                 THE BANK MERGER

                  3.01 THE BANK MERGER. (a) Immediately after the Effective Time, GAB, a wholly-owned subsidiary of GAFC, shall merge with and into Summit Bank, a wholly-owned subsidiary of Summit (the "BANK MERGER"), the separate existence of GAB shall cease and Summit Bank shall survive and continue to exist as a state chartered banking corporation. Summit may at any time prior to the Effective Time, change the method of effecting the combination with GAB (including without limitation the provisions of this Article III other than sub-sections (i), (ii) and (iii) hereof) if and to the extent it deems such changes necessary, appropriate or desirable; provided, however that no such change shall (i) alter or change the amount or kind of Merger Consideration, or the relative proportions of cash and Summit Common Stock included therein, (ii) adversely affect the tax treatment of GAFC's stockholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement, and provided further, that Summit shall provide GAFC with prior written notice of such change and the reasons therefore.

                  (a) Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the Bank Merger shall become effective upon the occurrence of the filing in the Office of the Secretary of State of West Virginia of articles of merger in accordance with the laws of the West Virginia or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Secretary of State of West Virginia. The Bank Merger shall have the effects prescribed in the West Virginia General Corporation Act.

                  3.02 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the parties shall cause the effective date of the Bank Merger (the "BANK MERGER EFFECTIVE DATE") to occur on the Effective Date or such later date to which the parties may agree in writing.

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                                   ARTICLE IV

                       CONSIDERATION; EXCHANGE PROCEDURES

                  4.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

                  (a) Stock Consideration and Cash Consideration. Each holder of a share of GAFC Common Stock (other than GAFC or its subsidiaries or Summit and its subsidiaries, except for shares held by them in a fiduciary capacity, and Dissenters' Shares) shall receive in respect thereof, subject to the limitations set forth in this Agreement and any adjustment pursuant to Section 4.01 (c), (i) the number of shares of Summit Stock (the "STOCK CONSIDERATION") equal to $3.22, divided by the average closing price (the "AVERAGE CLOSING PRICE") of Summit Common Stock reported on the NASDAQ for the twenty (20) trading days prior to the Closing (the "EXCHANGE RATIO") and (ii) $1.38 in cash without interest (the "CASH CONSIDERATION"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION."

                  (b) Stock Collar. If the Average Closing Price is less than $17.82, then the Exchange Ratio shall be seventy percent of the Merger Consideration divided by $17.82. If the Average Closing Price is greater than $24.10 then the Exchange Ratio will be seventy percent of the Merger Consideration divided by $24.10.

                  (c) Adjustment to Merger Consideration for Decrease or Increase in GAFC's Shareholder's Equity. If, as of the end of the month in which the sale of the Pasadena Branch is consummated (the "Adjustment Date"), GAFC's Shareholders' Equity adjusted to exclude (i) accumulated other comprehensive income or loss, (ii) Merger restructuring charges and/or Merger-related expenses incurred at the request of Summit on or prior to the Adjustment Date, and (iii) employee severance charges incurred by GAB on or prior to the Adjustment Date (excluding any charges relating to employee terminations for "cause" as defined in GAB's Employee Severance Compensation Plan (the "Adjusted Shareholder's Equity") is:

                           (i) less than Six Million Seven Hundred Thousand
Dollars ($6,700,000) (the "BENCHMARK EQUITY"), then the aggregate value of the Merger Consideration shall be reduced one dollar for every dollar by which the Adjusted Shareholders' Equity is less than the Benchmark Equity; or

                           (ii) more than the Benchmark Equity, then the
aggregate value of the Merger Consideration shall be increased one dollar for every dollar by which the Adjusted Shareholders' Equity exceeds the Benchmark Equity, but only to the extent that the amount by which the Adjusted Shareholders' Equity exceeds the Benchmark Equity is attributable to the sale of the Pasadena Branch after deducting all Taxes, if any, due and payable with the Tax Returns filed by GAFC for the tax year in which such sale is consummated.

                  If the aggregate value of the Merger Consideration shall be adjusted pursuant to this Section 4.01(c), then the Stock Consideration and the Cash Consideration constituting the Merger Consideration, as so adjusted, shall be paid in the same proportion as the Stock Consideration and the Cash Consideration would have been paid pursuant to Section 4.01(a) without any adjustment pursuant to this Section 4.01(c).

                  (d) Outstanding Summit Stock. Each share of Summit Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

                  (e) Treasury Shares. Each share of GAFC Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefore.

                  (f) Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the merger, and no consideration shall be issued in exchange therefore.

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                  4.02 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective
Time, holders of GAFC Common Stock shall cease to be, and shall have no rights as, stockholders of GAFC, other than to receive the Merger Consideration and any dividend or other distribution with respect to such GAFC Common Stock with a record date occurring prior to the Effective Time, the payment, if any, in lieu of certain dividends on Summit Common Stock provided for in Section 2.02(b), and the consideration provided under this Article IV. After the Effective Time, there shall be no transfers on the stock transfer books of GAFC or the Surviving Corporation of shares of GAFC Common Stock.

                  4.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Summit Common Stock and no certificates or scrip therefore, or other evidence of ownership thereof, will be issued in the Merger; instead, Summit shall pay to each holder of GAFC Common Stock who would otherwise be entitled to a fractional share of Summit Common Stock (after taking into account all Old Certificates registered in the name of such holder) an amount in cash (without interest) determined by multiplying such fraction by the closing price of Summit Common Stock as reported by NASDAQ reporting system (as reported in the WALL STREET JOURNAL) on the Effective Date.

                  4.04     EXCHANGE PROCEDURES.

                  (b) At or prior to the Effective Time, Summit shall deposit, or shall cause to be deposited, with Registrar and Transfer Company or a bank or trust company designated by Summit and reasonably satisfactory to GAFC (the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of GAFC Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article IV, (i) certificates representing the shares of Summit Common Stock ("NEW CERTIFICATES"), (ii) an amount of cash necessary to pay the cash portion of the Merger Consideration and any payments required by
Section 2.02(b) and (iii) an amount of cash necessary for payments required by
Section 4.03 (the "EXCHANGE FUND"). The Exchange Fund will be distributed in accordance with the Exchange Agent's normal and customary procedures established in connection with merger transactions.

                  (c) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, Summit shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates, if any, that the holders of the Old Certificates are entitled to receive pursuant to Article IV, and the cash, if any, that the holders of the Old Certificates are entitled to receive pursuant to Article IV, any cash in lieu of fractional shares into which the shares of GAFC Common Stock represented by the Old Certificates shall have been converted pursuant to this Agreement and any payment required pursuant to
Section 2.02(b) of this Agreement. Upon proper surrender of an Old Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificates shall be entitled to receive in exchange therefore (i) a New Certificate representing that number of whole shares of Summit Common Stock that such holder has the right to receive pursuant to Article IV, if any, (ii) a check representing the amount of the cash that such holder is entitled to receive pursuant to Article IV, if any, (iii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificates surrendered pursuant to the provisions of this Article IV, and (iv) any payment required by Section 2.02(b), and the Old Certificates so surrendered shall forthwith be cancelled.

                  (d) Neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of GAFC Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (e) No dividends or other distributions with respect to Summit Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of GAFC Common Stock converted in the Merger into the right to receive shares of such Summit Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefore in accordance with the procedures set forth in this Section 4.05. After becoming so entitled in accordance with this Section 4.05, the record holder thereof also shall be entitled to receive any such dividends or other distributions by the Exchange Agent, without any interest thereon, which theretofore had become payable with respect to shares of Summit Common Stock such holder had the right to receive upon surrender of the Old Certificates.

                  (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of GAFC for twelve months after the Effective Time shall be paid to Summit. Any stockholders of GAFC who have not theretofore complied with this Article IV shall thereafter look only to Summit for payment of the Merger Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on Summit Common Stock deliverable in respect of each share of GAFC Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                  (g) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if reasonably required by Summit or the Exchange Agent, the posting by such person of a bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old

Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                  4.05 OPTIONS. At the Effective Time, each outstanding option (each, a "GAFC STOCK OPTION") to purchase shares of GAFC Common Stock under any and all plans of GAFC under which stock options have been granted and are outstanding (collectively, the "GAFC STOCK PLANS") shall vest and holders of GAFC Stock Options shall be entitled to receive cash in an amount equal to the difference between the value of (a) the Merger Consideration and (b) the applicable exercise price (rounded to the nearest cent) for each outstanding GAFC Stock Option (the "STOCK OPTION CONSIDERATION"). At or prior to the Effective Time, GAFC shall use its reasonable best efforts, including using its reasonable best efforts to obtain any necessary consents from optionees, with respect to the GAFC Stock Plans to permit Summit to pay the Stock Option Consideration pursuant to this Section. At the Effective Time, Summit shall have no obligation to make any additional grants or awards under the GAFC Stock Plans.

                  4.06 WARRANTS. At the Effective Time, each outstanding warrant (each, a "GAFC WARRANT ") to purchase shares of GAFC Common Stock under any and all plans of GAFC under which warrants have been granted and are outstanding (collectively, the "GAFC WARRANTS ") shall vest and holders of GAFC Warrants shall be entitled to receive cash in an amount equal to the difference between the value of (a) the Merger Consideration and (b) the applicable exercise price (rounded to the nearest cent) for each outstanding GAFC Warrant (the "WARRANT CONSIDERATION"). At or prior to the Effective Time, GAFC shall use its reasonable best efforts, including using its reasonable best efforts to obtain any necessary consents from optionees, with respect to the GAFC Stock Plans to permit Summit to pay the Warrant Consideration pursuant to this Section. At the Effective Time, Summit shall have shall have no obligation to make any additional grants or awards under the GAFC Warrants.

                  4.07 DISSENTERS' RIGHTS. Notwithstanding any other provision of this Agreement to the contrary, shares of GAFC Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with the DGCL (collectively, the "DISSENTERS' SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of the DGCL, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in
Section 4.05 of the Old Certificates that, immediately prior to the Effective Time, evidenced such shares.

                                    ARTICLE V

                       ACTIONS PENDING THE EFFECTIVE TIME

                  5.01 FOREBEARANCES OF GAFC. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or Previously Disclosed, without the prior written consent of Summit, GAFC will not, and will cause each of its Subsidiaries not to:

                  (h) ORDINARY COURSE. Conduct the business of GAFC and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon GAFC's ability to perform any of its material obligations under this Agreement.

                  (i) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of GAFC Common Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of GAFC Common Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

                  (j) DIVIDENDS, ETC. (a) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of GAFC Common Stock, or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (k) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of GAFC or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual payments of incentives and bonuses to employees in the ordinary course of business consistent with past practice, not to exceed $10,000 in the aggregate, (ii) for normal individual payments of incentives and bonuses to employees under GAB's branch incentive plan, not to exceed $30,000 per quarter in the aggregate, (iii) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (iv) for other changes that are required by applicable law, (v) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (vi) for grants of awards to newly hired employees consistent with past practice.

                  (l) BENEFIT PLANS. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of GAFC or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

                  (m) DISPOSITIONS. Except as Previously Disclosed or in connection with the consummation of the sale of the Pasadena Branch, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

                  (n) ACQUISITIONS. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

                  (o) GOVERNING DOCUMENTS. Amend the GAFC Certificate, GAFC By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of GAFC's Subsidiaries.

                  (p) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                  (q) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 6.03(k)) or amend or modify in any material respect any of its existing material contracts.

                  (r) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to GAFC and its Subsidiaries, taken as a whole.

                  (s) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or
(b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to the standard set forth in Section 6.02, at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VIII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                  (t) RISK MANAGEMENT. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  (u) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business.

                  (v) LOANS. Make any loans in a principal amount in excess of $750,000, or make any loans outside of the District of Columbia, Delaware, Maryland, Pennsylvania, Virginia and West Virginia.

                  (w) COMMITMENTS. Agree or commit to do any of the foregoing.

                  5.02 FOREBEARANCES OF SUMMIT. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of GAFC, Summit will not, and will cause each of its Subsidiaries not to:

                  (x) ORDINARY COURSE. Conduct the business of Summit and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon Summit's ability to perform any of its material obligations under this Agreement.

                  (y) EXTRAORDINARY DIVIDENDS. Make, declare, pay or set aside for payment any extraordinary dividend.

                  (z) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or
(b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to the standard set forth in Section 6.02, at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VIII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided.

                  (aa) COMMITMENTS. Agree or commit to do any of the foregoing.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  6.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, Summit has delivered to GAFC a schedule and GAFC has delivered to Summit a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 6.03 or 6.04 or to one or more of its covenants contained in Article V; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence could not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 6.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. All of GAFC's representations, warranties and covenants contained in this Agreement are qualified by reference to the Disclosure Schedule and none thereof shall be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of Summit.

                  6.02 STANDARD. No representation or warranty of GAFC or Summit contained in Section 6.03 or 6.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 6.03 or 6.04 has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean
(i) with respect to Summit, actual knowledge of H. Charles Maddy, III, and Robert S. Tissue, and (ii) with respect to GAFC, actual knowledge of Carroll E. Amos, Edward C. Allen, David E. Ritter, Robert W. Neff and Gary L. Hobert.

                  6.03 REPRESENTATIONS AND WARRANTIES OF GAFC. Subject to Sections 6.01 and 6.02 and except as Previously Disclosed, GAFC hereby represents and warrants to Summit:

                  (a) Organization and Standing. GAFC is a corporation duly
                      -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. GAFC is duly qualified to do business and is in good standing in the Commonwealth of Virginia and in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) Capitalization. As of March 31, 2007, the authorized
                      --------------
capital stock of GAFC consists of (i) 10,000,000 shares of GAFC Common Stock, of which 3,024,220 shares were outstanding and no shares were held in treasury, and
(ii) 2,500,000 shares of preferred stock, $0.01 par value, none of which are issued and outstanding or held in treasury as of the date hereof. As of the date hereof, except pursuant to the terms of options, stock, and warrants issued pursuant to the GAFC Stock and/or Warrant Plans, GAFC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of GAFC Common Stock or any other equity securities of GAFC or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of GAFC Common Stock or other equity securities of GAFC or any of its Subsidiaries. As of March 31, 2007, GAFC has 340,171 shares of GAFC Common Stock (with a weighted average strike price of $6.94 per share) which are issuable and reserved for issuance upon the exercise of GAFC Stock Options and GAFC Warrants. The outstanding shares of GAFC Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

                  (c) Subsidiaries. (i) GAFC has Previously Disclosed a list of
                      ------------
all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary. (A) GAFC owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (B) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which any of such

Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and
(E) all the equity securities of each Subsidiary held by GAFC or its Subsidiaries are fully paid and nonassessable and are owned by GAFC or its Subsidiaries free and clear of any Liens.

                           (ii) GAFC has Previously Disclosed a list of all
equity securities, or similar interests of any Person or any interest in a partnership or joint venture of any kind, other than its Subsidiaries, that it beneficially owns, directly or indirectly, as of March 28, 2007.

                           (iii) Each of GAFC's Subsidiaries has been duly
organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (d) Corporate Power. Each of GAFC and its Subsidiaries has the
                      ---------------
corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and GAFC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (e) Corporate Authority. Subject to receipt of the requisite
                      -------------------
approval of this Agreement (including the agreement of merger set forth herein) by the holders of a majority of the outstanding shares of GAFC Common Stock entitled to vote thereon (which is the only vote of GAFC stockholders required thereon), the execution and delivery of this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of GAFC and the GAFC Board. Assuming due authorization, execution and delivery by Summit, this Agreement is a valid and legally binding obligation of GAFC, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The GAFC Board of Directors has received the written opinion of Sandler O'Neill & Partners, L.P. to the effect that as of the date hereof the consideration to be received by the holders of GAFC Common Stock in the Merger is fair to the holders of GAFC Common Stock from a financial point of view.

                  (f) Consents and Approvals; No Defaults. (i) No consents or
                      -----------------------------------
approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by GAFC or any of its Subsidiaries in connection with the execution, delivery or performance by GAFC of this Agreement or to consummate the Merger except for (A) filings of applications or notices with federal and state banking and insurance authorities and (B) the filing of a certificate of merger with the Secretary of State pursuant to the DGCL and the issuance of a certificate of merger in connection therewith. As of the date hereof, GAFC is not aware of any reason why the approvals set forth in Section 8.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in
Section 8.01(b).

                  (i) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or any agreement, indenture or instrument of GAFC or of any of its Subsidiaries or to which GAFC or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the GAFC Certificate or the GAFC By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or any agreement, indenture or instrument.

                  (g) Financial Reports; Absence of Certain Changes or Events.
(i) GAFC's Annual Report on Form 10-K for the fiscal years ended September 30, 2004, 2005 and 2006, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to September 30, 2003, under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively "GAFC'S SEC DOCUMENTS"), as of the date filed, (A) as to form complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition of GAFC contained in or incorporated by reference into any of GAFC's SEC Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of GAFC and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements of GAFC in any of GAFC's SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of GAFC and its Subsidiaries for the periods to which they relate, and in each case were prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments in the case of unaudited statements.

                  (ii) GAFC's Disclosure Schedule lists, and GAFC has delivered or previously made available to Summit, copies of the documentation creating or governing all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K) effected by GAFC or its Subsidiaries, since September 30, 2006. BDO Siedman, LLP, which has expressed its opinion with respect to the financial statements of GAFC and its Subsidiaries (including the related notes) included in the GAFC SEC Documents is and has been throughout the periods covered by such financial statements (A) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, (B) "independent" with respect to GAFC within the meaning of Regulation S-X and C in compliance with subsection (g) through (l) of
Section 10A of the Exchange Act and the related rules of the SEC and the Public Accounting Oversight Board.

                  (iii) Except as disclosed on Disclosure Schedule 6.03(g), GAFC has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since September 30, 2004. GAFC's Disclosure Schedule lists, and, except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two days prior to the date of this Agreement, GAFC has delivered or previously made available to Summit copies in the form filed with the SEC of (A) GAFC's Annual Reports on Form 10-K for each fiscal year of the Company beginning since September 30, 2003, (B) it Quarterly Reports on form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the GAFC referred to in clause (A) above, (C) all proxy statements relating to GAFC's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause above, (D) all certifications and statements required by (x) the SEC's Order dated June 27, 2002, pursuant to
Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to above, (E) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Summit pursuant to this Section 6.03(g)(iii), filed by GAFC with the SEC since the beginning of the first fiscal year referred above, and (E) all comment letters received by GAFC from the Staff of the SEC since December 31, 2004, and all responses to such comment letters by or on behalf of GAFC.

                  (iv) Except as Previously Disclosed, GAFC maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning GAFC and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. GAFC's Disclosure Schedule lists, and GAFC has delivered to Summit copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To GAFC's knowledge, each director and executive officer of GAFC has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since September 30, 2004. As used in this Section 6.03(q), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(v) Since September 30, 2006, GAFC and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice or for legal, accounting, and financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

                  (vi) Since September 30, 2006, (A) GAFC and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 6.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to GAFC.

                  (h) Litigation. No litigation, claim or other proceeding
                      ----------
before any court or Governmental Authority is pending against GAFC or any of its Subsidiaries and, to GAFC's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (i) Regulatory Matters. (i) Neither GAFC nor any of its
                      ------------------
Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Thrift Supervision, the Federal Reserve Board and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "REGULATORY AUTHORITIES").

                  (ii) Except as disclosed on Disclosure Schedule 6.03(i), neither GAFC nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (iii) GAFC is not a financial holding company as defined by the Gramm-Leach-Bliley Act of 1999.

                  (j) Compliance with Laws. Each of GAFC and its Subsidiaries:
                      --------------------

                  (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                  (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to GAFC's knowledge, no suspension or cancellation of any of them is threatened;

                  (iii) Except as disclosed on Disclosure Schedule 6.03(j), GAFC has received, since December 31, 2005, no notification or communication from any Governmental Authority (A) asserting that GAFC or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to GAFC's knowledge, do any grounds for any of the foregoing exist); and

                  (iv) Since July 1, 2001, is in compliance with the privacy provisions of the Gramm-Leach-Bailey Act, and all other applicable laws relating to consumer privacy.

                  (k) Material Contracts; Defaults. Except for this Agreement
                      ----------------------------
and the definitive agreement with respect to the sale of the Pasadena Branch, neither GAFC nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither GAFC nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (l) No Brokers. No action has been taken by GAFC that would
                      ----------
give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Sandler O'Neill & Partners, L.P.

                  (m) Employee Benefit Plans. (i) GAFC has Previously Disclosed
                      ----------------------
a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any current or former employee (the "EMPLOYEES"), current or former consultant (the "CONSULTANTS") or current or former director (the "DIRECTORS") of GAFC or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "COMPENSATION AND BENEFIT PLANS"). Neither GAFC nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

                  Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or has applied for a favorable determination letter in compliance with the Code (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and GAFC is not aware of any circumstances likely to result in the revocation of any existing favorable determination letter or in not receiving a favorable determination letter. There is no material pending or, to the knowledge of GAFC, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits. Neither GAFC nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject GAFC or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                  (ii) No Compensation and Benefit Plans currently maintained, or maintained within the last six years, by GAFC or any of its Subsidiaries or any entity (and "ERISA AFFILIATE") which is considered one employer with GAFC under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code is or was subject to Title IV of ERISA or is or was a multiemployer plan under Subtitle E of Title IV of ERISA. To the knowledge of GAFC, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

                  (iii) All contributions required to be made under the terms of any Compensation and Benefit Plan or any employee benefit arrangements under any collective bargaining agreement to which GAFC or any of its Subsidiaries is a party have been timely made or have been reflected on GAFC's financial statements. None of GAFC, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                  (iv) Neither GAFC nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by GAFC or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (v) GAFC and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

                  (vi) With respect to each Compensation and Benefit Plan, if applicable, GAFC has provided or made available to Summit, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) most recent determination letter issued by the IRS; (G) any Form 5310 or Form 5330 filed with the IRS; and (H) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                  (vii) Except as Previously Disclosed, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment

(including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                  (viii) Neither GAFC nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under
Section 162(m) of the Code and the regulations issued thereunder.

                  (ix) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Summit, GAFC or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (n) Labor Matters. Neither GAFC nor any of its Subsidiaries is
                      -------------
a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is GAFC or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel GAFC or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to GAFC's knowledge, threatened, nor is GAFC aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (o) Takeover Laws. GAFC has taken all action required to be
                      -------------
taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state applicable to GAFC (collectively, "TAKEOVER LAWS"), including, without limitation, Section 203 of the DGCL.

                  (p) Environmental Matters. To GAFC's knowledge, neither the
                      ---------------------
conduct nor operation of GAFC or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to GAFC's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To GAFC's knowledge, neither GAFC nor any of its Subsidiaries has received any notice from any person or entity that GAFC or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                  (q) Tax Matters. (i) All Tax Returns that are required to be
                      -----------
filed by or with respect to GAFC and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause
(i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of GAFC or its Subsidiaries. GAFC has made available to Summit true and correct copies of the United States Federal Income Tax Returns filed by GAFC and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2004. Neither GAFC nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before December 31, 2005 in excess of the amounts accrued with respect thereto that are reflected in the financial statements of GAFC as of December 31, 2002 for each of the three years in the period ended December 31, 2004. As of the date hereof, neither GAFC nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (i) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                  (r) Risk Management Instruments. Except as disclosed on.
                      ---------------------------
Disclosure Schedule 6.03(r), neither GAFC nor any of its Subsidiaries are parties to any interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for GAFC's own account, or for the account of one or more of GAFC's Subsidiaries or their customers.

                  (s) Books and Records. The books and records of GAFC and its
                      -----------------
Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

                  (t) Insurance. GAFC Previously Disclosed all of the insurance
                      ---------
policies, binders, or bonds maintained by GAFC or its Subsidiaries. GAFC and its Subsidiaries are insured with insurers believed to be reputable against such risks and in such amounts as the management of GAFC reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; GAFC and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (u) Disclosure. The representations and warranties contained
                      ----------
in this Section 6.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 6.03, in light of the circumstances in which they are made, not misleading.

                  6.04 REPRESENTATIONS AND WARRANTIES OF SUMMIT. Subject to Sections 6.01 and 6.02 and except as Previously Disclosed, Summit hereby represents and warrants to GAFC:


                  (a) Organization and Standing. Summit is a corporation duly
                      -------------------------
organized, validly existing and in good standing under the laws of the State of West Virginia. Summit is duly qualified to do business and is in good standing in the foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) Capitalization. (i) As of December 31, 2006, the
                      --------------
authorized capital stock of Summit consists solely of 20,000,000 shares of Summit Common Stock, of which as of March 6, 2007, 7,084,980 shares, were outstanding, and 250,000 shares of Summit Preferred Stock, of which none are issued and outstanding . As of the date hereof, except as set forth in its Disclosure Schedule, Summit does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Summit Common Stock or any other equity securities of Summit or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of Summit Common Stock or other equity securities of Summit or any of its Subsidiaries. As of December 31, 2006, Summit has 349,080 shares of Summit Common Stock which are issuable and reserved for issuance upon exercise of Summit Stock Options. The outstanding shares of Summit Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

                  (i) The shares of Summit Common Stock to be issued in exchange for shares of GAFC Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, subject to no preemptive rights and authorized for trading on the NASDAQ Capital Market.

                  (c) Subsidiaries. Each of Summit's Subsidiaries has been duly
                      ------------
organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

                  (d) Corporate Power. Each of Summit and its Subsidiaries has
                      ---------------
the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Summit has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (e) Corporate Authority. This Agreement and the transactions
                      -------------------
contemplated hereby have been authorized by all necessary corporate action of Summit and the Summit Board. Shareholder approval of the transactions contemplated hereby is not required. Assuming due authorization, execution and delivery by GAFC, this Agreement is a valid and legally binding agreement of Summit, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f) Consents and Approvals; No Defaults. (i) No consents or
                      -----------------------------------
approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Summit or any of its Subsidiaries in connection with the execution, delivery or performance by Summit of this Agreement or to consummate the Merger except for (A) filings of applications and notices with the federal and state banking and insurance authorities; (B) filings with the NASDAQ Capital Market regarding the Summit Common Stock to be issued in the Merger; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of a certificate of merger with the Secretary of State pursuant to the DGCL and the issuance of the related certificate of merger; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Summit Stock in the Merger; and (F) receipt of the approvals set forth in Section 8.01(b). As of the date hereof, Summit is not aware of any reason why the approvals set forth in Section 8.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 8.01(b).

                  (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Summit or of any of its Subsidiaries or to which Summit or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of Summit or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (g) Financial Reports and SEC Documents; Absence of Certain
                      -------------------------------------------------------
Changes or Events. (i) Summit's Annual Report on Form 10-K for the fiscal years
-----------------
ended December 31, 2004, 2005 and 2006, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2004, under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively "SUMMIT'S SEC DOCUMENTS"), as of the date filed, (A) as to form complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition of Summit contained in or incorporated by reference into any of Summit's SEC Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Summit and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements of Summit in any of Summit's SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Summit and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments in the case of unaudited statements. Summit's Disclosure Schedule lists, and upon request, Summit has delivered to GAFC, copies of the documentation creating or governing all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K) effected by Summit or its Subsidiaries, since December 31, 2006. Arnett & Foster, which has expressed its opinion with respect to the financial statements of Summit and its Subsidiaries (including the related notes) included in the Summit SEC Documents is and has been throughout the periods covered by such financial statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (y) "independent" with respect to Summit within the meaning of Regulation S-Y, and Z in compliance with subsection (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Accounting Oversight Board.

                  (i) Since December 31, 2006, Summit and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                  (ii) Since December 31, 2006, (A) Summit and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 6.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Summit.

                  (h) Litigation. Except as Previously Disclosed, no litigation,
                      ----------
claim or other proceeding before any court or Governmental Authority is pending against Summit or any of its Subsidiaries and, to the best of Summit's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (i) Regulatory Matters. (i) Neither Summit nor any of its
                      ------------------
Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.

                  (ii) Neither Summit nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (j) Laws. Each of Summit and its Subsidiaries:
                      ----

                  (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                  (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened;

                  (iii) has received, since December 31, 2004, no notification or communication from any Governmental Authority (A) asserting that Summit or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Summit's knowledge, do any grounds for any of the foregoing exist); and

                  (iv) since July 1, 2001, is in compliance with the privacy provisions of the Gramm-Leach-Bliley Act, and all other applicable laws relating to consumer privacy.

                  (k) Employee Benefit Plans. (i) Summit's Disclosure Schedule
                      ----------------------
contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any current or former employee (the "SUMMIT EMPLOYEES"), current or former consultant (the "SUMMIT CONSULTANTS") or current or former director (the "SUMMIT DIRECTORS") of Summit or any of its Subsidiaries participates or to which any Summit Employees, Summit Consultants or Summit Directors are a party (the "SUMMIT COMPENSATION AND BENEFIT PLANS").

                  (v) Each Summit Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "SUMMIT PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Summit Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and Summit is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Summit, threatened legal action, suit or claim relating to the Summit Compensation and Benefit Plans other than routine claims for benefits. Neither Summit nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Summit Compensation and Benefit Plan that would reasonably be expected to subject Summit or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                  (vi) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Summit or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "SUMMIT ERISA AFFILIATE") which is considered one employer with Summit under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "SUMMIT ERISA AFFILIATE PLAN"). None of Summit, any of its Subsidiaries or any Summit ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Summit Compensation and Benefit Plan or by any Summit ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or Summit ERISA Affiliate Plan and, to Summit's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Summit, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any Summit Compensation and Benefit Plan. Under each Summit Pension Plan and Summit ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Summit Pension Plan or Summit ERISA Affiliate Plan), did not exceed the then current value of the assets of such Summit Pension Plan or Summit ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Summit Pension Plan or Summit ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                  (vii) All contributions required to be made under the terms of any Summit Compensation and Benefit Plan or Summit ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Summit or any of its Subsidiaries is a party have been timely made or have been reflected on Summit's financial statements. Neither any Summit Pension Plan nor any Summit ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Summit Pension Plan or Summit ERISA Affiliate Plan have been made on or before their due dates. None of Summit, any of its Subsidiaries or any Summit ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Summit Pension Plan or to any Summit ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                  (viii) Neither Summit nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Summit Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Summit Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Summit or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (ix) Summit and its Subsidiaries do not maintain any Summit Compensation and Benefit Plans covering foreign Employees.

                  (x) With respect to each Summit Compensation and Benefit Plan, if applicable, Summit has provided or made available to GAFC, true and complete copies of existing: (A) Summit Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                  (xi) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective
Time) reasonably be expected to (A) entitle any Summit Employee, Summit Consultant or Summit Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Summit Compensation and Benefit Plan or
(C) result in any material increase in benefits payable under any Summit Compensation and Benefit Plan.

                  (xii) Neither Summit nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under
Section 162(m) of the Code and the regulations issued thereunder.

                  (xiii) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective
Time), none of Summit, GAFC or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (l) No Brokers. No action has been or will be taken by Summit
                      ----------
that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

                  (m) Takeover Laws. Summit has taken all action required to be
                      -------------
taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Summit.

                  (n) Environmental Matters. To Summit's knowledge, neither the
                      ---------------------
conduct nor operation of Summit or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Summit's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Summit's knowledge, neither Summit nor any of its Subsidiaries has received any notice from any person or entity that Summit or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                  (o) Tax Matters. (i) All Tax Returns that are required to be
                      -----------
filed by or with respect to Summit and its Subsidiaries have been duly filed,
(ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Summit or its Subsidiaries. Neither Summit nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Summit's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Summit's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Summit nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (p) Books and Records. The books and records of Summit and its
                      -----------------
Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

                  (q) Insurance. Summit's Disclosure Schedule lists all of the
                      ---------
insurance policies, binders, or bonds maintained by Summit or its Subsidiaries. Summit and its Subsidiaries are insured with insurers believed to be reputable against such risks and in such amounts as the management of Summit reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Summit and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (r) Disclosure. The representations and warranties contained
                      ----------
in this Section 6.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 6.04, in light of the circumstances under which they are made, not misleading.

                  (s) Representations and Warranties of Summit with Respect to
                      --------------------------------------------------------
Merger Sub.
----------

                  (i) ORGANIZATION, STANDING AND AUTHORITY. The Merger Sub is or prior to the Effective Time will be duly organized and validly existing in good standing under the laws of the state of its organization, and is or prior to the Effective Time will be duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Merger Sub will have been organized for the purpose of the transactions contemplated by this Agreement, and no newly chartered Merger Sub will have previously conducted any business or incurred any liabilities.

                  (ii) POWER. The Merger Sub has, or prior to the Effective Time will have, the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (iii) AUTHORITY. This Agreement and the transactions contemplated hereby have been, or prior to the Effective Time will have been, authorized by all requisite action on the part of the Merger Sub and its respective subsidiaries or members. Upon execution and delivery of Annex A, this Agreement will be a valid and legally binding agreement of the Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                                   ARTICLE VII

                                    COVENANTS

                  7.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of GAFC and Summit agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

                  7.02 STOCKHOLDER APPROVAL. GAFC agrees to take, in accordance with applicable law and the GAFC Certificate and GAFC By-laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by GAFC's stockholders for consummation of the Merger (including any adjournment or postponement, the "GAFC MEETING"), as promptly as practicable after the Registration Statement is declared effective. The GAFC Board will recommend that the GAFC stockholders approve and adopt the Agreement and the transactions contemplated hereby, provided that the GAFC Board may fail to make such recommendation, or withdraw, modify or change any such recommendation, if the GAFC Board, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would be reasonably likely to constitute a breach of the fiduciary duties of the members of the GAFC Board under applicable law.

                  7.03 REGISTRATION STATEMENT. (a) Summit agrees to prepare a registration statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by Summit with the SEC in connection with the issuance of Summit Common Stock in the Merger (including the prospectus of Summit and proxy solicitation materials of GAFC constituting a part thereof (the "PROXY STATEMENT") and all related documents). GAFC and Summit agree to cooperate, and to cause their respective Subsidiaries to cooperate, with the other and its counsel and its accountants in the preparation of the Registration Statement and the Proxy Statement; and PROVIDED that GAFC and its Subsidiaries have cooperated as required above, Summit agrees to file the Registration Statement (including the Proxy Statement in preliminary form) with the SEC as promptly as reasonably practicable and in any event within forty-five (45) days from the date on which the sale of the Pasedena Branch is consummated. Each of GAFC and Summit agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Summit also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. GAFC agrees to furnish to Summit all information concerning GAFC, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing and shall have the right to review and consult with Summit and approve the form of, and any characterization of such information included in, the Registration Statement prior to its being filed with the SEC.

                  (b) Each of GAFC and Summit agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the GAFC Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of GAFC and Summit further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                  (c) Summit agrees to advise GAFC, promptly after Summit receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Summit Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  7.04 PRESS RELEASES. Each of GAFC and Summit agrees that it will not, without the prior approval of the other party, file any material pursuant to SEC Rules 165 or 425, or issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

                  7.05 ACCESS; INFORMATION. (a) Each of GAFC and Summit agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and, and, subject to the consent of the independent auditors, work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

                  (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
7.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 7.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                  (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as, the same shall become available.

                  7.06 ACQUISITION PROPOSALS. GAFC agrees that it shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Summit with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Notwithstanding the foregoing, if, at any time the GAFC Board determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law, GAFC, in response to a written Acquisition Proposal that was unsolicited or that did not otherwise result from a breach of this Section 7.06, may furnish non-public information with respect to GAFC to the Person who made such Acquisition Proposal and participate in negotiations regarding such Acquisition Proposal.

                  7.07 AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, GAFC shall deliver to Summit a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the GAFC Meeting, deemed to be an "affiliate" of GAFC (each, a "GAFC AFFILIATE") as that term is used in Rule 145 under the Securities Act.

                  (b) GAFC shall use its reasonable best efforts to cause each person who may be deemed to be a GAFC Affiliate to execute and deliver to Summit on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A.

                  7.08 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law, as now or hereafter in effect.

                  7.09 CERTAIN POLICIES. Immediately prior to the Effective Date, GAFC shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Summit, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Summit and shall make appropriate accruals for any employee benefits, plans, arrangements or obligations assumed by Summit under this Agreement; provided, however, that GAFC shall not be obligated to take any such action pursuant to this Section 7.09 unless and until Summit acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to GAFC that Summit's representations and warranties, subject to Section 6.02, are true and correct as of such date and that Summit is otherwise material in compliance with this Agreement. Summit and GAFC also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of them in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by them. GAFC's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 7.09.

                  7.10 REGULATORY APPLICATIONS. (a) Summit and GAFC and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Summit and GAFC shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

                  7.11 INDEMNIFICATION. (a) Following the Effective Date and for a period of three (3) years thereafter, Summit shall indemnify, defend and hold harmless the present directors, officers and employees of GAFC and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that GAFC is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the State of Delaware, the GAFC Certificate, the GAFC By-Laws and any agreement as in effect on the date hereof; PROVIDED that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Delaware law, the GAFC Certificate, the GAFC By-Laws and any agreement shall be made by independent counsel (which shall not be counsel that provides material services to Summit) selected by Summit and reasonably acceptable to such officer or director.

                  (b) Any Indemnified Party wishing to claim indemnification under Section 7.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Summit thereof; PROVIDED that the failure so to notify shall not affect the obligations of Summit under
Section 7.11(a) unless and to the extent that Summit is actually prejudiced as a result of such failure.

                  (c) If Summit or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Summit shall assume the obligations set forth in this Section 7.11.

                  (bb) The provisions of this Section 7.11 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  7.12 BENEFIT PLANS. (a) It is the intention of Summit that within a reasonable period of time following the Effective Time (i) it will provide employees of GAFC with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of Summit, (ii) Summit shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents, and (iii) all GAB employees will receive credit for years of service with GAFC and its predecessors prior to the Effective Time for purposes of eligibility and vesting and not for purposes of benefit accrual under Summit's benefit plans. Summit shall maintain GAFC's existing employee benefit plans until such time as Summit has provided similar plans to GAFC's employees as contemplated in the preceding sentence. GAB employees shall not be entitled to accrual of benefits or allocation of contributions under Summit's benefit plans based on years of service with GAFC and its predecessors prior to the Effective Date.

                  (b) Immediately prior to the Effective Date, GAFC shall take such action as may be necessary to terminate its 401(k) plan, including accruing the estimated expense associated with terminating the 401(k) plan. Following the receipt of a favorable determination letter from the IRS relating to the termination of the 401(k) plan, the assets of the plan shall be distributed to participants as provided in the plan. Notwithstanding the foregoing, the 401(k) plan trustee may make distributions to all non-continuing GAB employees before the receipt of a favorable determination letter. In the event a favorable ruling is not issued, GAFC agrees that termination of the 401(k) plan shall not occur and the 401(k) plan shall be merged with Summit's 401(k) plan.

                  7.13 NOTIFICATION OF CERTAIN MATTERS. Each of GAFC and Summit shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                  7.14 CURRENT PUBLIC INFORMATION. Summit agrees that it shall, for a period of three (3) years following the Effective Time, use its best efforts to meet the current public information requirements as set forth in paragraph (c) of Rule 144 promulgated under the Securities Act, and will provide those persons providing affiliate letters pursuant to Section 7.07 with such other information as they may reasonably require and to otherwise cooperate with such persons to facilitate any sales of Summit Common Stock issued to such persons pursuant to this Agreement in compliance with the provisions of Rule 144 and/or Rule 145 promulgated under the Securities Act. The provisions of this
Section 7.14 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, such affiliates of GAFC.

                  7.15 CONTRACTUAL RIGHTS OF CURRENT EMPLOYEES. At and following the Effective Time, Summit shall honor, and Summit shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of GAFC and its Subsidiaries existing as of the Effective Date, as well as all employment, severance, deferred compensation, split dollar life insurance or "change-in-control" agreements, plans or policies of GAFC and its Subsidiaries which are Previously Disclosed. Summit acknowledges that the consummation of the Merger will constitute a "change-in-control" of for purposes of any employee benefit plans, agreements and arrangements of GAFC and its Subsidiaries.

                  7.16     GAFC TRUST PREFERRED SECURITIES.

                  (a) GAFC shall cooperate with Summit to permit Summit to assume the obligations of GAFC under the Indenture and the Guarantee and to receive the transfer of the Common Securities, as provided in Section 2.03, and to enable Summit to exercise the call feature of the GAFC Trust Preferred Stock, including by causing GAFC's counsel to deliver such opinions as the Trustee may reasonably require with respect to the assumption of the GAFC Trust Preferred Securities.
                  (b) From and after the date hereof and until and including the Closing Date, GAFC shall (i) pay, or accrue, as applicable , and cause the Trust to pay, or accrue, as applicable, all amounts due (when and as due) and comply, and cause each Trust to comply, with all of its obligations under the Indenture and the Guarantee, and such other transaction documents (together the "Operative Documents"), and (ii) not enter into any agreement (or amend, alter or agree to amend or alter any Operative Document or other agreement) with the Trust.

                  7.17 TRANSITION. Commencing on the date hereof, and in all cases subject to applicable law and regulation, GAFC shall, and shall cause its Subsidiaries to, cooperate with Summit and its Subsidiaries to facilitate the integration of the parties and their respective businesses effective as of the Closing Date or such later date as may be determined by Summit.

Without limiting the generality of the foregoing, from the date hereof through the Closing Date and consistent with the performance of their day-to-day operations and the continuous operation of GAFC and its Subsidiaries in the ordinary course of business, GAFC shall cause the employees and officers of GAFC and its Subsidiaries to use their reasonable best efforts to provide support, including support from its outside contractors and vendors, and to assist Summit in performing all tasks, including equipment installation, reasonably required to result in a successful integration at the Closing or such later date as may be determined by Summit. In addition, GAFC shall cooperate with Summit in seeking to amend certain lease arrangements of GAFC and its Subsidiaries as specified by Summit, such amendments to be effective only upon consummation of the Merger.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  8.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of Summit and GAFC to consummate the Merger is subject to the fulfillment by Summit and GAFC prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been duly
                      --------------------
approved by the requisite vote of the stockholders of GAFC.

                  (b) Regulatory Approvals. All regulatory approvals required to
                      --------------------
consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements (other than with respect to the sale of the Pasadena Branch) which the Summit Board reasonably determines in good faith would either before or after the Effective Time have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole.

                  (c) No Injunction. No Governmental Authority of competent
                      -------------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                  (d) Registration Statement. The Registration Statement shall
                      ----------------------
have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) Blue Sky Approvals. All permits and other authorizations
                      ------------------
under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Summit Common Stock to be issued in the Merger shall have been received and be in full force and effect.

                  (f) Listing. To the extent required, the shares of Summit
                      -------
Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

                  8.02 CONDITIONS TO OBLIGATION OF GAFC. The obligation of GAFC to consummate the Merger is also subject to the fulfillment or written waiver by GAFC prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and
                      ------------------------------
warranties of Summit set forth in this Agreement shall be true and correct, subject to Section 6.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and GAFC shall have received a certificate, dated the Effective Date, signed on behalf of Summit by the Chief Executive Officer and the Chief Financial Officer of Summit to such effect.

                  (b) Performance of Obligations of Summit. Summit shall have
                      ------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and GAFC shall have received a certificate, dated the Effective Date, signed on behalf of Summit by the Chief Executive Officer and the Chief Financial Officer of Summit to such effect.

                  8.03 CONDITIONS TO OBLIGATION OF SUMMIT. The obligation of Summit to consummate the Merger is also subject to the fulfillment or written waiver by Summit prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and
                      ------------------------------
warranties of GAFC set forth in this Agreement shall be true and correct, subject to Section 6.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Summit shall have received a certificate, dated the Effective Date, signed on behalf of GAFC by the Chief Executive Officer and the Chief Financial Officer of GAFC to such effect.

                  (b) Performance of Obligations of GAFC. GAFC shall have
                      ----------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Summit shall have received a certificate, dated the Effective Date, signed on behalf of GAFC by the Chief Executive Officer and the Chief Financial Officer of GAFC to such effect.

                  (c) Opinion of Summit's Counsel. Summit and GAFC shall have
                      ---------------------------
received an opinion of Hunton &Williams, special counsel to Summit, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a reorganization under Section 368 of the Code (ii) no gain or loss will be recognized by stockholders of GAFC who receive shares of Summit Common Stock in exchange for shares of GAFC Common Stock, except that gain or loss may be recognized as to cash received as Merger Consideration and/or in lieu of fractional share interests, and (iii) after the

Merger, Summit will be allowed to carry forward GAFC's consolidated net operating losses under Section 382 of the Code. In rendering its opinion, Hunton & Williams may require and rely upon representations contained in letters from Summit and others.

                  (d) Core Deposits. The balance of Core Deposits shall not be
                      -------------
less than $144 million.

                  (e) Sale of Branch. At least forty-five (45) days prior to
                      --------------
consummation of the Merger, GAB shall have consummated the sale of the Pasadena Branch.

                                   ARTICLE IX

                                   TERMINATION

                  9.01 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned:

                  (a) Mutual Consent. At any time prior to the Effective Time,
                      --------------
by the mutual consent of Summit and GAFC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) Breach. At any time prior to the Effective Time, by Summit
                      ------
or GAFC (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 6.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

                  (c) Delay. At any time prior to the Effective Time, by Summit
                      -----
or GAFC, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Acquisition is not consummated by December 31, 2007, except to the extent that the failure of the Acquisition then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 9.01(c).

                  (d) No Approval. By GAFC or Summit, if its Board of Directors
                      -----------
so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or
(ii) the stockholder approval required by Section 8.01(a) herein is not obtained at the GAFC Meeting.

                  (e) Failure to Recommend, Etc. At any time prior to the GAFC
                      -------------------------
Meeting, by Summit if the GAFC Board shall have failed to make its recommendation referred to in Section

7.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Summit.

                  (f) Superior Proposal. By GAFC, if the GAFC Board so
                      -----------------
determines by a vote of the majority of the members of its entire board, at any time prior to the GAFC Meeting, in order to concurrently enter into an agreement with respect to an unsolicited Acquisition Proposal that was received and considered by GAFC in compliance with Section 7.06 and that would, if consummated, result in a transaction that is more favorable to GAFC's stockholders from a financial point of view than the Merger (a "SUPERIOR PROPOSAL"); provided, however, that (i) this Agreement may be terminated by GAFC pursuant to this Section 9.01(f) only after the fifth business day following Summit's receipt of written notice from GAFC advising Summit that GAFC is prepared to enter into an agreement with respect to a Superior Proposal and only if, during such five business day period Summit elects not to make an offer or Summit does not make an offer to GAFC that the GAFC Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal.

                  9.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article IX, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.03 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                  9.03 FEES AND EXPENSES. (a) In the event that this Agreement shall be terminated (i) by either party pursuant to Section 9.01(d)(ii), and, at or prior to the time of the failure of GAFC's stockholders to approve this Agreement and the Merger, an Acquisition Proposal shall have been made public and not withdrawn, or (ii) by GAFC pursuant to Section 9.01(f), then GAFC shall pay Summit in immediately available funds a fee of $750,000 (the "SECTION 9.03(A) FEE") as follows: (i) $250,000 no later than two (2) business days after the date of termination, (ii) $100,000 on the date that is one (1) year after the termination date, (iii) $100,000 on the date that is two (2) years after the termination date, and (iv) $300,000 on the date that is three (3) years after the termination date. Notwithstanding the foregoing, if GAFC consummates the transaction that is the subject of the Acquisition Proposal, then the remaining balance shall be due and payable no later than two (2) business days after consummation.

                  (b) In the event that (i) this Agreement is terminated pursuant to Section 9.01(e); or (ii) this Agreement is terminated by Summit pursuant to Section 9.01(b); or (iii) this Agreement is terminated pursuant to
Section 9.01(c), then, in any such event, GAFC shall pay Summit promptly (but in no event later than two business days after the first of such events shall have occurred) a fee of $250,000 (the "SECTION 9.03(B) FEE"), which amount shall be payable in immediately available funds.

                  (c) In the event that GAFC shall fail to pay the Section 9.03(a) Fee or the Section 9.03(b) Fee when due, the applicable fee shall be deemed to include the costs and expenses actually incurred or accrued by Summit (including, without limitation, fees and expenses of counsel) in connection with the collection of the applicable fee under the enforcement of this Section 9.03, together with interest on such applicable unpaid fee, commencing on the date that the applicable fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2.00%.

                  (d) In no event shall GAFC be obligated to pay both the
Section 9.03(a) Fee and the Section 9.03(b) Fee.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 2.02(b), 4.04, 7.11, 7.12, 7.14, 7.15 and this Article X which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 7.03(b), 7.05(b), 9.02, this Article X which shall survive such termination).

                  10.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the GAFC Meeting, this Agreement may not be amended if it would violate the DGCL.

                  10.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

                  10.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

                  10.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses shall be shared equally between GAFC and Summit.

                  10.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                  If to GAFC, to:

                           GREATER ATLANTIC FINANCIAL CORP.
                           10700 Parkridge Boulevard
                           Suite P50
                           Reston, Virginia  20191
                           Attn:    Carroll E. Amos
                                    President and Chief Executive Officer

                  With a copy to:

                           Muldoon Murphy & Aguggia LLP
                           5101 Wisconsin Avenue, NW
                           Washington, DC  20016
                           Facsimile:  (202) 966-9409
                           Attn:    George W. Murphy, Jr., Esq.

                  If to Summit, to:

                           SUMMIT FINANCIAL GROUP, INC.
                           300 North Main Street
                           P. O. Box 179
                           Moorefield, West Virginia  26836
                           Attn:    H. Charles Maddy, III
                                    President and Chief Executive Officer
                                    Robert S. Tissue
                                    Chief Financial Officer

                  With a copy to:

                           Bowles Rice McDavid Graff & Love LLP
                           600 Quarrier Street
                           P. O. Box 1386
                           Charleston, West Virginia  25325-1386
                           Facsimile:  (305) 343-3058
                           Attn: Sandra M. Murphy, Esq.

                  10.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Sections 7.11 and 7.12, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  10.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Disclosure Schedules, such reference shall be to a Section of, or Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require GAFC, Summit or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                          GREATER ATLANTIC FINANCIAL CORP.


                          By: /s/ Carroll E. Amos
                              ---------------------------------
                              Carroll E. Amos
                          Title:   President and Chief Executive Officer

                          SUMMIT FINANCIAL GROUP, INC.

                          By: /s/ H. Charles Maddy, III
                              ---------------------------------
                              H. Charles Maddy, III
                          Title:   President and Chief Executive Officer

                                                                         ANNEX A


                                     FORM OF
                       SUPPLEMENT FOR MERGER SUB ACCESSION
                               TO MERGER AGREEMENT

                  This SUPPLEMENT FOR MERGER SUB ACCESSION TO MERGER AGREEMENT, dated as of the ____ day of _______, 2007 (this "SUPPLEMENT"), to the Agreement and Plan of Reorganization, dated as of _________, 2007 (as may be amended from time to time in accordance with the terms thereof, the "AGREEMENT"), by and between SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation ("SUMMIT") and GREATER ATLANTIC FINANCIAL CORP., a Delaware corporation ("GAFC").

                  WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Agreement; and

                  WHEREAS, pursuant to Section 2.01 of the Agreement, Summit has determined to consummate the Merger in part through the merger of GAFC with and into _________________, a Delaware corporation (the "Merger Sub").

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations and warranties contained in the Agreement, the parties agree as follows:

                  1. Agreement. Merger Sub agrees (i) to be bound by and subject to the terms of the Agreement, (ii) to become a party to the Agreement, as provided by Section 2.01 thereof, (iii) to perform all obligations and agreements set forth therein, and (iv) to adopt the Agreement with the same force and effect as if the undersigned were originally a party thereto.

                  2. Notice. Any notice required to be provided pursuant to
Section 10.06 of the Agreement shall be given to the Merger Sub at the following address:

                      [Insert address and facsimile number]


                  IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.

                                [Insert name of Merger Sub ]


                                By:________________________________
                                Name:
                                Title:

                          GREATER ATLANTIC FINANCIAL CORP.


                          By:
                              ---------------------------------
                              Carroll E. Amos
                          Title:   President and Chief Executive Officer

                          SUMMIT FINANCIAL GROUP, INC.

                          By:
                              ---------------------------------
                              H. Charles Maddy, III
                          Title:   President and Chief Executive Officer

                                                                       EXHIBIT A


                          FORM OF GAFC AFFILIATE LETTER

                              ______________, 2007

SUMMIT FINANCIAL GROUP, INC.
300 North Main Street
Moorefield, West Virginia  26836
Attention:   Robert S. Tissue
             Chief Financial Officer

Ladies and Gentlemen:

                  I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of GREATER ATLANTIC FINANCIAL CORP. a Delaware corporation ("GAFC"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Reorganization, dated as of ______, 2007 (the "Agreement"), by and between SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation ("Summit"), and GAFC, GAFC plans to merge with and into a wholly-owned subsidiary of Summit (the "Merger").

                  I further understand that as a result of the Merger, I may receive shares of common stock, par value $2.50 per share, of Summit ("Summit Stock") in exchange for shares of common stock, par value $0.01 per share, of GAFC ("GAFC Stock").

                  I have carefully read this letter and reviewed the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Summit Stock, to the extent I felt necessary, with my counsel or counsel for GAFC.

                  I represent, warrant and covenant with and to Summit that in the event I receive any Summit Stock as a result of the Merger:

                  1. I shall not make any sale, transfer, or other disposition of such Summit Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Summit, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

                  2. I understand that Summit is under no obligation to register the sale, transfer or other disposition of shares of Summit Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  3. I understand that stop transfer instructions will be given to Summit's transfer agent with respect to shares of Summit Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                           The shares represented by this certificate were
                  issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated _____________, between the registered holder hereof and SUMMIT FINANCIAL GROUP, INC., a copy of which agreement is on file at the principal offices of SUMMIT FINANCIAL GROUP, INC."

                  4. I understand that, unless transfer by me of the Summit Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Summit reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

                           The shares represented by this certificate have not
                  been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                  It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Summit (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Summit, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to Summit that the Summit Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

                  I further understand and agree that this letter agreement shall apply to all shares of Summit Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

                                       Very truly yours,


                                       By
                                          --------------------------------------
                                       Name:
                                       Title:

Accepted this ____ day of ______________, 2007.

GREATER ATLANTIC FINANCIAL CORP.


By
        -----------------------------------
Name:
        -----------------------------------
Title:  President and Chief Executive Officer

SUMMIT FINANCIAL GROUP, INC.

By
        -----------------------------------
Name: H. Charles Maddy, III
Title:   President and Chief Executive Officer